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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             ITC/\DeltaCom Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

PRELIMINARY COPY
----------------

                              ITC/\DELTACOM, INC.
                            1791 O.G. Skinner Drive
                           West Point, Georgia 31833


                          __________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 11, 2000
                          __________________________


To our stockholders:

  On behalf of the board of directors of ITC/\DeltaCom, Inc., it is my pleasure to invite you to the Company's 2000 annual meeting of stockholders. The annual meeting will be held on Thursday, May 11, 2000, at 11:00 a.m., local time, at the New Horizons Community Theatre, 411 West 8th Street, West Point, Georgia. The annual meeting has been called for the following purposes:

      1. to consider and vote upon a proposal to elect four directors of ITC/\DeltaCom;

      2. to consider and vote upon a proposal to amend ITC/\DeltaCom's restated certificate of incorporation to increase the number of authorized shares of capital stock from 95,000,000 shares to 205,000,000 shares and to increase the number of authorized shares of common stock from 90,000,000 shares to 200,000,000 shares, with the number of authorized shares of preferred stock remaining at 5,000,000 shares;

      3. to consider and vote upon an amendment to the ITC/\DeltaCom, Inc. 1997 Stock Option Plan to increase the number of shares of common stock that may be issued under the plan; and

      4. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

  Only stockholders of record at the close of business on March 29, 2000 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                By Order of the Board of Directors,

                                     [facsimile signature]

                                Campbell B. Lanier, III
                                Chairman of the Board of Directors

Dated:  April ___, 2000

--------------------------------------------------------------------------------
| YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,| | PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE- |
| PAID ENVELOPE PROVIDED.                                                      |
--------------------------------------------------------------------------------

PRELIMINARY COPY
----------------

                              ITC/\DELTACOM, INC.
                            1791 O.G. Skinner Drive
                           West Point, Georgia 31833

                        Annual Meeting of Stockholders
                                 May 11, 2000
                            _______________________

                                PROXY STATEMENT
                            _______________________

                              GENERAL INFORMATION

Proxy Solicitation

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of ITC/\DeltaCom, Inc. for use at the Company's 2000 annual meeting of stockholders to be held on Thursday, May 11, 2000, at 11:00 a.m., local time, at the New Horizons Community Theatre, 411 West 8th Street, West Point, Georgia. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

     ITC/\DeltaCom will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, facsimile and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company may also make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

     This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April __, 2000.

Voting and Revocability of Proxies

     A proxy for use at the annual meeting and a return envelope are enclosed. Shares of ITC/\DeltaCom's common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted "FOR" approval of each proposal considered at the annual meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters which are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

     A stockholder who has given a proxy may revoke it at any time before its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting.
Unless revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment or postponement of the meeting. Presence at the meeting of a stockholder who has signed a proxy but does not provide a notice of revocation or request to vote in person does not revoke that proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: ITC/\DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Secretary.

Voting Procedure

     All holders of record of the Company's common stock at the close of business on March 29, 2000 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each
share held by such stockholder.  As of March 29, 2000, there were      shares of
common stock outstanding.

     The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

     Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Votes may be cast for, against or as abstentions. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal to approve an amendment to the Company's restated certificate of incorporation and the proposal to approve an amendment to the ITC/\DeltaCom, Inc. 1997 Stock Option Plan.

     Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which under such rules, typically include the election of directors. Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers which have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matters and, assuming the presence of a quorum, will not affect whether the proposal for election of directors or the proposal to approve an amendment to the ITC/\DeltaCom, Inc. 1997 Stock Option Plan is approved at the annual meeting. Broker non-votes will have the same effect as a vote against the proposal to approve the amendment to the Company's restated certificate of incorporation, which will require approval by the affirmative vote of holders of a majority of the shares of common stock outstanding on the record date for the annual meeting.



                              SECURITY OWNERSHIP

  The information presented below regarding beneficial ownership of the common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

  As of February 29, 2000, there were 59,844,872 shares of common stock outstanding.

Principal Stockholders

  The following table presents, as of February 29, 2000, information based upon the Company's records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of the Company, known to the Company to be the beneficial owner of more than 5% of the common stock:

                                                                            Amount of
                        Name and Address of                                Beneficial               Percent
                         Beneficial Owner                                   Ownership              of Class
                        -------------------                                ----------              --------
SCANA Corporation (1)...............................................       5,105,833                 8.5%
American Water Works Company, Inc.(2)...............................       4,017,264                 6.7
J. Smith Lanier (3).................................................       3,641,964                 6.1


_________________
(1) Based upon a Schedule 13G filed with the SEC on February 14, 2000. SCANA Corporation reports that it shares voting power and dispositive power with respect to all of the shares shown with its subsidiaries, SCANA Communications, Inc. and SCANA Communications Holdings, Inc. SCANA Communications Holdings, Inc. is the record owner of all of the shares shown. The address of SCANA Corporation is 1426 Main Street, Columbia, South Carolina 29201.
(2) The address of American Water Works Company, Inc. is 1025 Laurel Oak Road, Vorhees, New Jersey 08043.
(3) Based upon a Schedule 13G filed with the SEC on February 14, 2000. Mr. Lanier reports that he has sole voting power and sole dispositive power with respect to 2,120,239 of the shares shown, and shared voting power and shared dispositive power with respect to 1,521,725 of the shares shown. Shares for which Mr. Lanier has sole voting and dispositive power include options to purchase 34,428 shares that are currently vested and exercisable or will vest and become exercisable within 60 days of February 29, 2000 and 27,542 shares held in Mr. Lanier's Individual Retirement Account. Shares for which Mr. Lanier shares voting and dispositive power include 648,798 shares held of record by Mr. Lanier's wife; 158,167 shares held of record by the Lanier Family Foundation, of which Mr. Lanier is co-trustee; 600,000 shares held of record by the J. Smith Lanier Charitable Remainder Trust, of which Mr. Lanier is the trustee; and 114,760 shares held of record by the Campbell B. Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Lanier is co-trustee. Mr. Lanier's address is c/o ITC/\DeltaCom, Inc., 1791
     O. G. Skinner Drive, West Point, Georgia 31833.

Security Ownership of Directors, Director Nominees and Executive Officers

    The following table presents, as of February 29, 2000, information regarding the beneficial ownership of the common stock by each director and each nominee to the board of directors, each executive officer of the Company named in the summary compensation table under the "Executive Compensation" section of this proxy statement and all directors and executive officers of the Company as a group:

                                                                     Amount and
                                                                      Nature of
                           Name of                                   Beneficial                  Percent
                       Beneficial Owner                               Ownership(1)(2)           of Class
                       ----------------                              ----------                 --------
James H. Black, Jr. (3).......................................         128,176                       *
Donald W. Burton (4)..........................................         560,167                       *
Malcolm C. Davenport, V (5)...................................         422,778                       *
Robert A. Dolson..............................................          60,503                       *
O. Gene Gabbard (6)...........................................          79,028                       *
Campbell B. Lanier, III (7)...................................       6,744,807                    11.3%
Foster O. McDonald (8)........................................         613,494                     1.0
Steven D. Moses (9)...........................................         198,371                       *
J. Thomas Mullis..............................................         179,264                       *
William T. Parr (10)..........................................         317,717                       *
Sara L. Plunkett..............................................         153,102                       *
William H. Scott, III (11)....................................       2,264,544                     3.8
Douglas A. Shumate (12).......................................         292,995                       *
William B. Timmerman (13).....................................       5,036,311                     8.4
Andrew M. Walker (14).........................................         539,082                       *
Roger F. Woodward.............................................         175,566                       *
All executive officers and directors as a group (16 persons)..      17,426,998                    29.1

--------
* Less than one percent.

(1) The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting or investment power within 60 days. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

(2) Includes the following shares that the individuals named below have the right to purchase within 60 days of February 29, 2000 pursuant to options:

     Donald W. Burton...............................................................................     51,485
     Malcolm C. Davenport, V........................................................................     58,503
     Robert A. Dolson...............................................................................     58,503
     O. Gene Gabbard................................................................................     67,555
     Campbell B. Lanier, III........................................................................    772,421
     Foster O. McDonald.............................................................................    273,940
     Steven D. Moses................................................................................    145,886
     J. Thomas Mullis...............................................................................    168,012
     William T. Parr................................................................................     58,503
     Sara L. Plunkett...............................................................................    145,574
     William H. Scott, III..........................................................................    770,022
     Douglas A. Shumate.............................................................................    219,611
     William B. Timmerman...........................................................................     58,503
     Andrew M. Walker...............................................................................    410,696
     Roger F. Woodward..............................................................................    169,626
                                                                                                      ---------
         Total......................................................................................  3,428,840
                                                                                                      =========

 (3) Includes 42,788 shares owned jointly with Mr. Black's wife; 316 shares held of record by Mr. Black's minor daughter; and 316 shares held of record by Mr. Black's minor son.
 (4) Includes 30,787 shares held of record by South Atlantic Venture Fund, L.P., of which Mr. Burton is the managing general partner; 123,838 shares held of record by The Burton Partnership, Limited Partnership, of which Mr. Burton is the sole general partner; 698 shares held of record by South Atlantic Capital Corporation, of which Mr. Burton is a director and sole shareholder; and 70 shares held of record by Mr. Burton's son. Also includes 10,724 unexercised but vested options held of record by South Atlantic Venture Fund II, Limited Partnership, 8,884 unexercised but vested options held of record by South Atlantic Venture Fund III, Limited Partnership, 2,783 unexercised but vested options held of record by South Atlantic Private Equity Fund IV, and 4,285 unexercised but vested options held of record by South Atlantic Private Equity Fund IV (QP). Mr. Burton either is or controls the general partner of each of the entities identified in the preceding sentence.
 (5) Includes 296,622 shares held of record by the Malcolm C. Davenport, V Family Trust, of which Mr. Davenport is co-trustee.
 (6) Includes 6,667 shares held of record by Treelodge Limited Partnership of which Mr. Gabbard is a general partner.
 (7) Includes 2,412 shares held of record by Mr. Lanier's wife; 158,167 shares held of record by the Lanier Family Foundation, of which Mr. Lanier is co-trustee; 114,760 shares held of record by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Lanier is co-trustee; and 8,803 shares held of record by C. B. Lanier, Jr., Marital Trust of which Mr. Lanier is co-trustee.
 (8) Includes 114,760 shares held of record by Wesley L. McDonald Irrevocable Trust of 1989, of which Mr. McDonald is trustee, and 228 shares held of record by Mr. McDonald's wife.
 (9) Includes 275 shares held of record by Mr. Moses' wife.
(10) Includes 2,000 shares held of record by Mr. Parr's wife.
(11) Includes 2,524 shares held of record by Mr. Scott's wife; 458 shares held of record by Mr. Scott's minor daughter; 158,167 shares held of record by the Lanier Family Foundation, of which Mr. Scott is co-trustee; 114,760 shares held by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Scott is co-trustee; 831,428 shares held of record by Campbell
     B. Lanier, III Charitable Remainder Trust, of which Mr. Scott is trustee and 47,162 shares held in trust for Mr. Scott's minor daughter, of which Mr. Scott's wife is co-trustee.
(12) Includes 2,422 shares held of record by Mr. Shumate's wife; 10 shares held of record by Mr. Shumate's minor daughter; and 54 shares held of record by Mr. Shumate's minor son.
(13) Includes 5,105,833 shares held of record by SCANA Communications Holdings, Inc. and options held of record by SCANA Communications Holdings, Inc., to purchase 58,503 shares that are currently vested and exercisable or will vest and become exercisable within 60 days of February 29, 2000. Mr. Timmerman is the Chief Executive Officer of SCANA Communications, Inc., the parent of SCANA Communications Holdings, Inc. Mr. Timmerman disclaims any beneficial ownership in any shares held by SCANA Communication Holdings, Inc. and disclaims any beneficial ownership in the stock options held by SCANA Communications Holdings, Inc.
(14) Includes 228 shares held of record by Mr. Walker's wife.

                             ELECTION OF DIRECTORS

                                  (Proposal 1)

Nominees for Election as Directors

  ITC/\DeltaCom's restated certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in the year 2001 and at the annual meeting of stockholders in the year 2002, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

  Campbell B. Lanier, III, Andrew M. Walker, William B. Timmerman and James H. Black, Jr. have been nominated for election to the class with a three-year term which will expire at the annual meeting of stockholders in the year 2003. Each of the nominees is an incumbent director.

Approval of Nominees

  Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

  The board of directors recommends that the stockholders of ITC/\DeltaCom vote "FOR" the election of the nominees to serve as directors.

  Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.


                   Nominees for Election for Three-Year Terms

Name                                                                           Age              Director Since
----                                                                          -----             --------------
Campbell B. Lanier, III ..................................................     49                    1997
Andrew M. Walker .........................................................     58                    1997
William B. Timmerman .....................................................     53                    1997
James H. Black, Jr........................................................     52                    1999


  Campbell B. Lanier, III has been Chairman of the Company since March 1997.
Mr. Lanier has served as Chairman of the Board and Chief Executive Officer of ITC Holding Company, Inc., or its predecessors, since its inception in 1985. ITC Holding is a diversified telecommunications company. In addition, Mr. Lanier is an officer and director of several ITC Holding subsidiaries. He is also a director of KNOLOGY Holdings, Inc., a broadband telecommunications services company, EarthLink, Inc., a nationwide Internet service provider, and Vista Eyecare, Inc., a full service optical retailer, and serves as Chairman of the Board of Powertel, Inc., a wireless telecommunications services company. He has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

  Andrew M. Walker has been Chief Executive Officer of the Company since March 1997 and Vice Chairman of the board of directors of the Company since April 1998. He served as President and Chief Executive Officer of the managing partner of each of Interstate FiberNet and Gulf States FiberNet, predecessors to Interstate FiberNet, Inc., a wholly-owned subsidiary of the Company, from November 1994 until March 1997. Mr. Walker has served as a director of KNOLOGY Holdings,

Inc. since July 1996, and served as Chief Executive Officer and President of KNOLOGY from July 1996 to February 1997.

  William B. Timmerman has served since 1978 in a variety of management positions at SCANA Corporation, a diversified utility company, including Chief Executive Officer, President, Senior Vice President, Executive Vice President and Chief Financial Officer. Mr. Timmerman is also director of SCANA Corporation, Powertel, Inc. and Liberty Corporation, a life insurance company, and has served as a director of ITC Holding Company, Inc. since 1996.

  James H. Black, Jr. has been Senior Vice President of the Company since July 1999. He was Chairman and Chief Executive Officer of AvData Systems, Inc., a provider of wide area data networks, from 1990 until the company was acquired by ITC/\DeltaCom in July 1999. Mr. Black serves as a director of several privately held corporations including Business Television International, d.b.a. Knowledge Networks, a training applications service provider, Air Quality Sciences, an indoor environmental testing and product certification business, Betherenow.com, a 3-D virtual realization provider, and Norelli & Company, a strategic consulting firm.

                      Directors Whose Terms Expire in 2001

Name                                                                           Age              Director Since
----                                                                          -----             --------------
Donald W. Burton............................................................   56                   1997
Malcolm C. Davenport, V.....................................................   46                   1997
William T. Parr.............................................................   63                   1997


  Donald W. Burton has served as the Managing General Partner of South Atlantic Venture Funds since 1983 and as the General Partner of The Burton Partnership, Limited Partnership since 1979. Since 1981, he has served as President of South Atlantic Capital Corporation. Mr. Burton serves as a director of Powertel, Inc., MTL, Inc., a bulk transportation service company, the Heritage Group of Mutual Funds and several private companies.

  Malcolm C. Davenport, V. has operated his own C.P.A. and law practices since 1979 and 1983, respectively. Mr. Davenport has also served as a director of ITC Holding Company, Inc. since 1989 and serves as a director of several of its former subsidiaries. He is a director of Spintek Gaming Technologies, Inc., a gaming technology provider, American Artists Film Corporation, a motion picture production company, and a number of private companies.

  William T. Parr has served as Vice Chairman of J. Smith Lanier & Co., an insurance placement company, since 1980. He has served as a director of ITC Holding Company, Inc. since 1989. He also serves as a director of J. Smith Lanier & Co. and Industrial Distribution Group, Inc., a supplier of maintenance, repair, operating and production products.


                      Directors Whose Terms Expire in 2002

Name                                                                           Age              Director Since
----                                                                          -----             --------------
Robert A. Dolson............................................................   54                   1997
O. Gene Gabbard.............................................................   59                   1997
William H. Scott, III.......................................................   52                   1997


  Robert A. Dolson has served as President and Chairman of Continental Water Company, a holding company for regulated water utilities, since 1982 and 1989, respectively. He has served as President and Chairman of National Enterprises, Inc., the parent company of

Continental Water Company, since 1984 and 1989, respectively. He has served as a director of ITC Holding Company, Inc. since December 1993. He also serves as a director of several private companies.

  O. Gene Gabbard has worked independently as an entrepreneur and consultant since February 1993. Mr. Gabbard currently serves as a director of ITC Holding Company, Inc. and several of its subsidiaries, as well as Powertel, Inc. and ClearSource, Inc., a provider of broadband telecommunications services. From August 1990 through January 1993, Mr. Gabbard served as Executive Vice President and Chief Financial Officer of MCI Communications Corporation. Mr. Gabbard has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

  William H. Scott, III has served as President of ITC Holding Company, Inc., or its predecessors, since December 1991 and as a director of ITC Holding, or its predecessors, since May 1989. He is also an officer and director of several ITC Holding subsidiaries. Mr. Scott is a director of Powertel, Inc.; KNOLOGY Holdings, Inc.; EarthLink, Inc.; Innotrac, a provider of marketing support services; Headhunter.net, an on-line recruiting service; and nFront, a provider of Internet banking services to financial institutions.

Board of Directors and Committees of the Board

  The board of directors held nine meetings during the Company's 1999 fiscal year, which ended on December 31, 1999. During 1999, each director other than Messrs. Dolson and Timmerman attended at least 75% of the aggregate of the total number of meetings of the board of directors held during the period he served as a director and the total number of meetings held by each committee of the board of directors on which he served during the period for which he served. Messrs. Dolson and Timmerman each attended at least 50% of the aggregate of the total number of meetings of the board of directors held during the period he served as a director and the total number of meetings held by each committee of the board of directors on which he served during the period for which he served.

  The board of directors acts as a nominating committee for selecting candidates to stand for election as directors. Pursuant to the Company's bylaws, other candidates may also be nominated by any stockholder, provided each such other nomination is submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not less than 60 days prior to the annual meeting or, in the event less than 75 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must include the following information: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company's stock which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the class and number of shares of the Company's stock which are beneficially owned by such stockholder.

  The board of directors currently has standing audit and compensation committees.

  The audit committee, which held one meeting during 1999, currently consists of Messrs. Burton, Dolson and Gabbard. This committee is responsible for recommending to the full board of directors the selection of the Company's independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the adequacy of the Company's system of internal accounting controls in consultation with the independent auditors and reviewing generally the activities and recommendations of the independent auditors.

  The compensation committee, which held five meetings during 1999, currently consists of Messrs. Gabbard, Parr and Scott. This committee is responsible for establishing the compensation and benefits of the executive officers of the Company, monitoring compensation arrangements for management employees for consistency with corporate objectives and stockholders' interests, and administering the Company's stock option plans.


Director Compensation

  Fees. Directors who are not employees of ITC/\DeltaCom receive $750 for each board meeting attended in person, $200 for each board meeting attended by conference telephone and $200 for each committee meeting attended, whether in person or by conference telephone. Directors of the Company who are also employees of the Company receive no directors fees. All directors are entitled to reimbursement for their reasonable out-of-pocket travel expenditures.

  Stock Option Grants. The Company's Director Stock Option Plan generally provides that each non-employee director will receive options to purchase 32,100 shares of common stock upon the director's initial election or appointment to the board of directors. The option exercise price for options granted under the Director Stock Option Plan will be 100% of the fair market value of the shares of common stock at the close of business on the date of grant of the option. Options granted will generally become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant. The options will expire ten years and 30 days after the date of grant. The board of directors may amend or terminate the Director Stock Option Plan with respect to shares of common stock as to which options have not been granted.

  At December 31, 1999, stock options to purchase 192,600 shares of common stock were outstanding pursuant to the Director Stock Option Plan.

Executive Compensation

  The following table sets forth the compensation paid to the Chief Executive Officer of ITC/\DeltaCom and to each of ITC/\DeltaCom's other four most highly compensated executive officers for 1999, referred to collectively as the Named Executive Officers:



                                                               Annual             Long Term
                                                            Compensation        Compensation
                                                       ----------------------  ---------------
                                                                                 Securities
                                                                                 Underlying        All Other
Name and Principal Position                   Year(1)  Salary($)  Bonus($)       Options($)(2)   Compensation($)
---------------------------                  --------  ---------  -----------  --------------- ----------------
Andrew M. Walker............................  1999       163,255    85,334           14,073           15,200(3)
 Vice Chairman, Chief Executive Officer,      1998       158,308   101,314           23,302           18,134(4)
 Director                                     1997       147,063   115,348          401,250           12,838(5)


Foster O. McDonald..........................  1999       147,520    71,499            8,444           48,753(6)
 President                                    1998       139,880    84,429           13,982           22,059(7)
                                              1997       133,606    96,123          240,750           32,912(8)


Douglas A. Shumate..........................  1999       129,383    63,468            6,462           22,861(9)
 Senior Vice President-Chief Financial        1998       116,385    55,461            9,322           17,772(10)
 Officer                                      1997        94,131    51,266          168,376            9,795(11)


Roger F. Woodward...........................  1999       136,708    44,943            7,036           16,124(12)
 Senior Vice President-Sales and Account      1998       129,519    46,885           10,372           18,483(13)
 Services                                     1997       123,708    56,716          160,500           32,474(14)


Steven D. Moses.............................  1999       119,720    57,943            6,863            8,981(15)
 Senior Vice President-Network Services       1998       116,092    68,794           11,392            7,155(16)
                                              1997       103,444    78,323          160,500            6,971(17)

(1) Information provided is for the full fiscal year. For the period prior to the Company's formation on March 24, 1997, the Named Executive Officers were compensated by entities that became subsidiaries of ITC/\DeltaCom.
(2) Excludes options granted by ITC Holding Company, Inc., the entity from which the Company was spun-off, prior to the formation of the Company on March 24, 1997.
(3) Represents $1,951 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Walker, $6,400 in matching contributions made by ITC/\DeltaCom to the Company's 401(k) Plan on behalf of Mr. Walker, $2,049 in travel allowances and an automobile allowance of $4,800 paid to Mr. Walker by ITC/\DeltaCom.
(4) Represents $2,394 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Walker, $6,400 in matching contributions made by ITC/\DeltaCom to the Company's 401(k) Plan on behalf of Mr. Walker, $4,448 in travel allowances and an automobile allowance of $4,892 paid to Mr. Walker by ITC/\DeltaCom.
(5) Represents $3,288 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Walker, $4,750 in matching contributions made by ITC/\DeltaCom to the Company's 401(k) Plan on behalf of Mr. Walker, and an automobile allowance of $4,800 paid to Mr. Walker by ITC/\DeltaCom.
(6) Represents $304 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. McDonald, $6,400 in matching contributions made by ITC/\DeltaCom on behalf of Mr. McDonald to the Company's 401(k) Plan, the reimbursement by ITC/\DeltaCom of $35,008 in moving expenses incurred by Mr. McDonald during 1999, $1,756 in travel allowances and an automobile allowance of $5,285 paid to Mr. McDonald by ITC/\DeltaCom.
(7) Represents $546 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. McDonald, $6,400 in matching contributions made by ITC/\DeltaCom on behalf of Mr. McDonald to the Company's 401(k) Plan, $8,513 in travel allowances and an automobile allowance of $6,600 paid to Mr. McDonald by ITC/\DeltaCom.
(8) Represents $4,653 in matching contributions made by ITC/\DeltaCom on behalf of Mr. McDonald to the Company's 401(k) Plan, an automobile allowance of $6,600 paid to Mr. McDonald by ITC/\DeltaCom and the reimbursement by ITC/\DeltaCom of $21,659 in moving expenses incurred during 1997 by Mr. McDonald.
(9) Represents $213 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Shumate, $6,400 in matching contributions made by ITC/\DeltaCom on behalf of Mr. Shumate to the Company's 401(k) Plan, $11,448 in travel allowances and an automobile allowance of $4,800 paid to Mr. Shumate by ITC/\DeltaCom.
(10) Represents $207 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Shumate, $6,285 in matching contributions made by ITC/\DeltaCom on behalf of Mr. Shumate to the Company's 401(k) Plan, $6,388 in travel allowances and an automobile allowance of $4,892 paid to Mr. Shumate by ITC/\DeltaCom.
(11) Represents $245 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Shumate, $4,750 in matching contributions made by ITC/\DeltaCom on behalf of Mr. Shumate to the Company's 401(k) Plan and an automobile allowance of $4,800 paid to Mr. Shumate by ITC/\DeltaCom.
(12) Represents $602 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Woodward, $6,400 in matching contributions made by ITC/\DeltaCom on behalf of Mr. Woodward to the Company's 401(k) Plan and $3,837 in travel allowances and $5,285 in an automobile allowance paid to Mr. Woodward by ITC/\DeltaCom.
(13) Represents $995 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Woodward, $6,208 in matching contributions made by ITC/\DeltaCom on behalf of Mr. Woodward to the Company's 401(k) Plan and $4,680 in travel allowances and $6,600 in an automobile allowance paid to Mr. Woodward by ITC/\DeltaCom.
(14) Represents an automobile allowance of $6,600 paid to Mr. Woodward by ITC/\DeltaCom as well as the reimbursement by ITC/\DeltaCom of $25,874 in moving expenses incurred during 1997 by Mr. Woodward.
(15) Represents $498 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Moses, $5,000 in matching contributions made by ITC/\DeltaCom to the Company's 401(k) Plan on behalf of Mr. Moses, $3,356 in travel allowances paid to Mr. Moses by ITC/\DeltaCom and the value of the personal use of a Company vehicle calculated under Internal Revenue Service regulations to be $127.
(16) Represents $633 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Moses, $5,000 in matching contributions made by ITC/\DeltaCom to the Company's 401(k) Plan on behalf of Mr. Moses, $1,151 in travel allowances paid to Mr. Moses by ITC/\DeltaCom and the value of the personal use of a Company vehicle calculated under Internal Revenue Service regulations to be $371.
(17) Represents $925 in life insurance premiums paid by ITC/\DeltaCom on behalf of Mr. Moses, $4,750 in matching contributions made by ITC/\DeltaCom to the Company's 401(k) Plan on behalf of Mr. Moses, and the value of the personal use of a Company vehicle calculated under Internal Revenue Service regulations to be $1,296.

Stock Option Grants in 1999

  The following table sets forth information concerning all stock options granted during 1999 to the Named Executive Officers:

                             Option Grants in 1999


                              Individual Grants(1)

                                         Percent                            Potential Realizable
                           Number of     of Total                                 Value at
                             Shares      Options                              Assumed Annual
                           Underlying   Granted to    Exercise                 Rates of Stock
                            Options    Employees in    Price     Expiration   Price Appreciation
Name                       Granted(1)   Fiscal Year  ($/Share)     Date(2)    for Option Term(3)
----                       ----------  -------------  --------  ----------  --------------------
                                                                              5%($)     10%($)
                                                                            --------   --------
Andrew M. Walker.........   11,073        0.6          14.75      3/10/09    102,715    260,301
                             3,000        0.2          24.19     10/25/09     45,634    115,646

Foster O. McDonald.......    6,644        0.3          14.75      3/10/09     61,631    156,185
                             1,800        0.1          24.19     10/25/09     27,381     69,388

Douglas A. Shumate.......    5,062        0.3          14.75      3/10/09     46,956    118,996
                             1,400        0.1          24.19     10/25/09     21,296     53,968

Roger F. Woodward........    5,536        0.3          14.75      3/10/09     51,353    130,139
                             1,500        0.1          24.19     10/25/09     22,817     57,823

Steven D. Moses..........    5,413        0.3          14.75      3/10/09     50,212    127,247
                             1,450        0.1          24.19     10/25/09     22,056     55,896

(1) All options granted to the Named Executive Officers were granted under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan and are exercisable for shares of common stock. These options will generally become exercisable with respect to 50% of the shares subject to such options on the second anniversary of the date of grant and with respect to 25% of the shares subject to such options on each of the third and fourth anniversaries of the date of grant.

(2) The term of each option generally may not exceed ten years.

(3) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent the Company's estimate or projection of future prices of the shares. There is no assurance provided to any Named Executive Officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

Stock Option Exercises in Fiscal 1999

   The following table sets forth information concerning all stock options exercised during fiscal 1999 and unexercised stock options held at the end of that fiscal year by the Named Executive Officers:

                       Aggregate Option Exercises in 1999
                       and Fiscal Year-End Option Values

                                                             Number of Securities               Value of Unexercised
                                                            Underlying Unexercised             In-the-Money Options
                             Shares                       Options at Fiscal Year-End(#)       at Fiscal Year-End $ (1)
                           Acquired on       Value        --------------------------        --------------------------
                           Exercise $      Realized $     Exercisable  Unexercisable        Exercisable  Unexercisable
                           -----------    ------------    -----------  -------------        -----------  -------------
Andrew M. Walker.........    75,000          827,022          292,566      290,103             7,332,697     6,820,833
Foster O. McDonald.......        --               --          184,392      190,632             4,625,385     4,511,075
Douglas A. Shumate.......    45,904          578,602          169,639      106,029             4,351,619     2,480,431
Roger F. Woodward........        --               --          124,316      127,038             3,093,121     2,962,104
Steven D. Moses..........    35,904          929,444          145,418      109,543             3,705,361     2,538,107

(1) Represents the difference between the exercise price and the closing price of the common stock on The Nasdaq National Market on December 31, 1999, the last trading day in fiscal 1999.

Transactions with Related Parties

  The following is a summary of some transactions and relationships among ITC/\DeltaCom and its directors, executive officers and significant stockholders with respect to fiscal 1999.

  Acquisition of AvData Systems, Inc. During fiscal 1999, the Company acquired AvData Systems, Inc. by merger under a merger agreement entered into in April 1999 by the Company, AvData and Interstate Fiber Net, Inc. At the closing of the merger, 983,511 shares of the Company, including 171,898 shares which are being held in a two-year escrow account to protect against certain contingencies, and 39,915 options for shares of the Company valued at approximately $29.2 million in the aggregate were issued to the former shareholders of AvData. The merger agreement also provided that AvData's shareholders would be entitled to receive additional shares of the Company, referred to as "earnout shares," if the surviving corporation achieved specified performance goals in fiscal 1999. The Company expects to make an earnout payment of an additional 123,757 shares and 6,163 options for shares in March 2000 valued at approximately $4.3 million. In determining revenues for purposes of the earnout formula, the Company agreed to include revenues from a sale of services that would have been made in 1999 but was not made because the Company determined that making such sale would have disrupted existing customer relationships.


                               Relationship           Number of Initial       Number of        Total Value of
      Name                    to the Company            Merger Shares       Earnout Shares     Shares Received
     ------                  ----------------         -----------------   -----------------   -----------------
1. James H. Black, Jr (2)     Director and Sr. V.P.             107,005            13,470       $ 3,488,510
2. Donald W. Burton (3)       Director                          176,102            23,171       $ 5,741,252
3. O. Gene Gabbard            Director                            4,806               605         $ 156,683
4. J. Smith Lanier, II        Principal Stockholder               9,019             1,135         $ 294,022
5. William T. Parr            Director                            6,102               768         $ 198,930
6. SCANA Corporation (4)      Principal Stockholder              49,995             6,294       $ 1,629,921

(1) Based upon a stock conversion determination price of $28.9563 per share.
(2) Includes 48,175 shares owned jointly with Mr. Black's wife, 355 owned by Mr. Black's minor daughters and 355 shares owned by Mr. Black's minor son.
(3) Includes 198,273 shares owned by South Atlantic Venture Fund, L.P., of which Mr. Burton is the managing general partner.
(4) Includes 56,289 shares owned by SCANA Communications Holdings, Inc., a wholly-owned subsidiary of SCANA Corporation.


  Real Property Leases. The Company leases real property from entities controlled by Mr. Sidney L. McDonald, a stockholder of ITC/\DeltaCom Communications, Inc.'s predecessor and the father of Foster McDonald, who served as President of the Company in fiscal 1999. Under the lease agreements, the Company paid approximately $176,000 in 1999 and is obligated to pay approximately $169,000 annually from 2000 through April 2005. The lease agreements are cancelable by either of the parties upon 24 months' notice.

  Transactions with ITC Holding Affiliates. Messrs. Lanier, Davenport, Parr, Dolson, Gabbard, Timmerman and Scott, all of whom are directors of the Company, are also directors of ITC Holding Company, Inc., the entity from which the Company was spun-off in 1997. The Company has entered into the business relationships with subsidiaries or affiliates of ITC Holding described below.

  The Company, through its subsidiary Interstate FiberNet, Inc., sells capacity on its fiber optic network to several ITC Holding subsidiaries and affiliates, including Powertel, Inc., Powertel PCS, Inc. and KNOLOGY Holdings, Inc. Together, these entities paid Interstate FiberNet, Inc. approximately $1.6 million for such capacity for fiscal 1999.

  The Company, through its subsidiary ITC/\DeltaCom Communications, Inc., provides long distance and carrier switched long distance service to several ITC Holding subsidiaries and affiliates, including KNOLOGY, InterCall, Inc., Interstate Telephone Company, Valley Telephone Company, Powertel and EarthLink, Inc. Together, these entities paid approximately $11.4 million for fiscal 1999. The Company also earns commissions by serving as agent for certain interexchange carriers doing business with InterCall and EarthLink. Under these agreements, the Company contracts with the interexchange carrier and rebills the appropriate access charges plus a margin to InterCall and EarthLink. Together, InterCall and MindSpring paid the Company commissions totaling approximately $1.2 million for fiscal 1999.

  The Company, through Interstate FiberNet, Inc., provides directory assistance and operator service to Powertel, Interstate Telephone, Valley Telephone, Globe Telecommunications, Inc. and KNOLOGY. Revenues recorded by the Company for these services were approximately $1.5 million for fiscal 1999.

  The Company entered into an arrangement in January 1998 to lease its executive offices in West Point, Georgia from KNOLOGY for approximately $11,000 per month. The Company paid KNOLOGY $55,000 in connection with this lease for fiscal 1999. This lease terminated April 1999. For fiscal 1999, the Company paid approximately $46,000 to Interstate Telephone for space leased on a month-to-month basis.

  The Company purchased feature group access and other services from Interstate Telephone, Valley Telephone, Globe Telecommunications and KNOLOGY totaling approximately $610,000 for fiscal 1999.

  InterCall provides conference calling services to the Company.   The Company
paid approximately $62,000 for such services for fiscal 1999.

  ITC Holding, through some of its subsidiaries, provides the Company and its subsidiaries with air travel services. The Company paid $497,000 to ITC Holding and its affiliates for air travel services during fiscal 1999.

                  Report of the Compensation Committee of the
                      Board of Directors of ITC/\DeltaCom
                           on Executive Compensation

  The Compensation Committee of the board of directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended December 31, 1999. This report, as well as the performance graph on page 17, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

  The Compensation Committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's stock option plans and stock purchase plan. No member of the Compensation Committee is an employee of the Company. During 1999, the Compensation Committee consisted of Messrs. Gabbard, Parr and Scott.


Compensation Policies Toward Executive Officers

     The compensation policies of the Company are designed to:

     (1)  attract, motivate and retain experienced and qualified executives,
     (2)  increase the overall performance of the Company,
     (3)  increase stockholder value, and
     (4)  increase the performance of individual executives.

      The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company and annually thereafter in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance, as reflected in the market price of the common stock.

  The following describes in more specific terms the elements of compensation that implement the Compensation Committee's compensation policies, with specific reference to compensation reported for 1999.

  Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. Base salaries for executive officers are reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities.

  Annual salary adjustments are recommended by the Chief Executive Officer and President by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee performs the same review of the performance of the Chief Executive Officer and the President. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

  Bonuses. The Company's annual bonuses to its executive officers are based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the Company's annual budget. Bonuses for 1999, which were paid in 2000, are based upon the achievement of such financial and operating factors.

  Stock Options. A third component of executive officers' compensation consists of awards under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock.

  The Compensation Committee grants stock options to the Company's executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the common stock, which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and annually thereafter. The options generally are granted at an exercise price equal to the closing market price of the common stock at the date of the grant. Options granted to executive officers typically vest over a period of two to four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

  Stock option grants made to executive officers in 1999 reflect significant individual contributions relating to the Company's operations and implementation of the Company's development and growth programs. Certain newly hired executive officers also received stock option grants at the time of their employment with the Company. During 1999, the Company granted stock options to purchase an aggregate of 1,997,393 shares of common stock to approximately 950 employees, including options to purchase an aggregate of 42,878 shares of common stock to the Company's five most highly compensated executive officers. The per share option exercise prices of such options ranged from $14.75 to $29.375, which generally equaled the fair market value of a share of common stock on the respective dates of grant.

  Other. The Company has adopted a contributory retirement plan, referred to as the "401(k) Plan", for all of its employees, including executive officers, age 21 and over with at least 6 months and 500 hours of service to the Company. The 401(k) Plan provides that each participant may contribute up to 15% of the participant's salary, but not to exceed the annual statutory limit. The Company generally makes matching contributions to each participant's account equal to 100% of the first 2% and 50% of the next 4% of such participant's annual contribution by salary and/or bonus deferral to the 401(k) Plan.


Chief Executive Officer Compensation

  The executive compensation policy described above is applied in setting Mr. Walker's compensation. Mr. Walker generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus, and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. Walker's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of the Company, as reflected in part in the market price of the common stock.

  Mr. Walker's compensation for the year ended December 31, 1999 included $163,255 in base salary and a $101,314 cash bonus. Mr. Walker's salary and bonus payments for 1999 were based on, among other factors, the Company's performance and the 1998 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.


Compensation Deductibility Policy

  Under Section 162(m) of the Internal Revenue Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.


                                Respectfully submitted,

                                Compensation Committee

                                O. Gene Gabbard
                                William T. Parr
                                William H. Scott, III


Compensation Committee Interlocks and Insider Participation

  The current members of the Compensation Committee are Messrs. Gabbard, Parr and Scott.

  There are no interlock relationships as defined in the applicable SEC rules. For a description of certain transactions between such individuals and the Company, see "Transactions with Related Parties" in this proxy statement.


Stockholder Return Performance Graph

  The following graph and table show the cumulative total stockholder return on the Company's common stock compared to the Standard & Poor's 500 Stock Index and the Nasdaq Telecommunications Index, composed of publicly traded companies which are principally in the telecommunications business, for the periods between October 24, 1997, the date the common stock began trading on The Nasdaq National Market, and December 31, 1999. The graph assumes $100 was invested on October 24, 1997 in (1) the Company's common stock, (2) the Standard & Poor's 500 Stock Index and (3) the Nasdaq Telecommunications Index. Total stockholder return is measured by dividing total dividends, assuming dividend reinvestment, plus share price change for a period by the share price at the beginning of the measurement period.

              [Stockholder Return Performance Graph appears here]

-------------------------------------------------------------------------------------------------------------------------------
                                                                                INDEXED RETURNS
-------------------------------------------------------------------------------------------------------------------------------
                                                Base                                    Years Ended
-------------------------------------------------------------------------------------------------------------------------------
                                               Period
-------------------------------------------------------------------------------------------------------------------------------
Company / Index                             October 24, 1997     December 1997         December 1998       December 1999
-------------------------------------------------------------------------------------------------------------------------------
ITC/\DELTACOM INC                               100                 100.00                184.84              334.84
-------------------------------------------------------------------------------------------------------------------------------
S&P 500 INDEX                                   100                 104.37                134.20              162.44
-------------------------------------------------------------------------------------------------------------------------------
NASDAQ TELECOM                                  100                 102.60                168.93              294.19
-------------------------------------------------------------------------------------------------------------------------------

                           CHARTER AMENDMENT PROPOSAL

                                  (Proposal 2)

  ITC/\DeltaCom's restated certificate of incorporation currently authorizes the issuance of a total of 90,000,000 shares of ITC/\DeltaCom common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share, for a total authorized capital stock of 95,000,000 shares. The stockholders are asked to consider and vote upon a proposal to amend the restated certificate of incorporation to increase the number of authorized shares of ITC/\DeltaCom capital stock from 95,000,000 to 205,000,000 shares and to increase the number of authorized shares of common stock from 90,000,000 to 200,000,000 shares. The number of authorized shares of preferred stock will remain fixed at 5,000,000 shares. The board of directors approved the proposed amendment to the restated certificate of incorporation at a meeting held on January 25, 2000.

  Of the presently authorized 90,000,000 shares of common stock, 59,844,872 shares were issued and outstanding as of February 29, 2000 and an additional 18,886,051 shares, referred to as reserved shares, were reserved for issuance under ITC/\DeltaCom's benefit plans and its convertible securities. If the charter amendment proposal is approved, ITC/\DeltaCom would have available for future issuance, excluding the reserved shares, approximately 121,279,077 shares of common stock. If the charter amendment proposal is not approved, ITC/\DeltaCom would have available for future issuance, excluding the reserved shares, approximately 11,279,077 shares of common stock.

  Although ITC/\DeltaCom has no present plans or commitments to issue the proposed additional authorized shares of common stock, the additional shares would be available for issuance without further action by the Company's stockholders except as required by law or regulation, including requirements of the Nasdaq Stock Market. The board of directors believes that the authorization of the additional shares is desirable so that there will be sufficient shares available for issuance for purposes that the board of directors may hereafter determine to be in the best interests of ITC/\DeltaCom and its stockholders. These purposes could include additional offers of shares for cash and acquisitions of complementary businesses, as well as the declaration of stock splits and stock dividends and other general corporate purposes. In its last two fiscal years, ITC/\DeltaCom has consummated acquisitions of several complementary businesses, the consideration for which consisted entirely or partially of common stock, and completed public offerings of additional common stock and debt securities convertible into common stock. In many situations, prompt action may be required which would not permit ITC/\DeltaCom to seek stockholder approval to authorize additional shares for a specific transaction on a timely basis. The board of directors believes it should have the flexibility to act promptly in the best interests of ITC/\DeltaCom and its stockholders. The terms of any future issuance of common stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

  The proposed increase in the authorized shares of common stock is designed to provide flexibility to the board of directors. However, these additional shares, if issued, could be used to create impediments to, or otherwise discourage, persons attempting to gain control of ITC/\DeltaCom, and would have a dilutive effect on stockholders.

  If the stockholders approve the proposal to increase the number of authorized shares of common stock, the additional authorized shares will be part of the existing class of common stock and will increase the number of shares of common stock available for issuance by the Company, but will have no effect upon the terms of the common stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of common stock will have the same rights and privileges as the shares of common stock currently outstanding. Holders of the proposed additional shares of common stock will not have preemptive rights to purchase additional shares of common stock.

  If the charter amendment proposal is approved by the stockholders, Article 4.1 of the restated certificate of incorporation would read in its entirety as follows:


      4.1  Authorized Shares; Increase in Authorized Shares

         The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 205,000,000 shares, of which 200,000,000 shares shall be classified as shares of Common Stock, with a par value of $0.01 per share ("Common Stock"), and 5,000,000 shares shall be classified as shares of Preferred Stock, with a par value of $0.01 per share ("Preferred Stock"). The Board of Directors expressly is authorized to provide for the issuance of shares of Preferred Stock in one or more series without the approval of the stockholders of the Corporation. The number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote (irrespective of the right to vote thereupon as a class that the holders of the shares of any such class would otherwise be entitled to under Section 242(b)(2) of the Delaware General Corporation Law).

  If the proposal is approved by the stockholders, the proposed amendment to the restated certificate of incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware after the annual meeting.

Approval of Proposal

  Approval of the charter amendment proposal will require the affirmative vote of holders of a majority of the shares of common stock outstanding on the record date for the annual meeting.

  The board of directors recommends that the stockholders of ITC/\DeltaCom vote "FOR" the charter amendment proposal.

              ITC/\DELTACOM, INC. 1997 STOCK OPTION PLAN PROPOSAL

                                 (Proposal 3)

  The ITC/\DeltaCom, Inc. 1997 Stock Option Plan currently authorizes the issuance of a total of 7,815,000 shares of ITC/\DeltaCom, pursuant to the plan. The stockholders are asked to consider and vote upon a proposal to amend the ITC/\DeltaCom, Inc. 1997 Stock Option Plan to increase the number of shares of ITC/\DeltaCom common stock that may be issued pursuant to the plan from 7,815,000 shares to 9,815,000 shares. The board of directors approved the proposed amendment to the restated certificate of incorporation at a meeting held on January 25, 2000.

  The purpose of the ITC/\DeltaCom, Inc. 1997 Stock Option Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The board of directors believes that it is important to increase the number of shares available under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations. There were 1,486,864 shares of common stock authorized for issuance under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan and not subject to outstanding awards, as of December 31, 1999. The board of directors believes that this number of shares is insufficienct to meet the Company's needs for long-term incentive compensation in the form of stock options.

 The only change proposed by the amendment is an increase in the number of shares of common stock that may be issued under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan. The amendment does not alter the considerations of the Compensation Committee with respect to grants under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan. Because the award of options is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

  The following is a summary description of the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, which was originally approved by the stockholders of the Company on October 17, 1997 and most recently amended August 5, 1999.

Description of the ITC/\DeltaCom, Inc. 1997 Stock Option Plan

  Under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, the Company may grant options to purchase up to an aggregate of 7,815,000 shares of common stock, subject to adjustment under certain circumstances, to employees of the Company, or other individuals whose participation is determined to be in the best interests of the Company by the Compensation Committee. As of the December 31, 1999, options to purchase 6,328,136 shares of common stock had been granted under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, at exercise prices ranging from $2.2429 to $29.375 per share.

  The ITC/\DeltaCom, Inc. 1997 Stock Option Plan provides for the grant of options that are intended to qualify as incentive stock options, or ISOs, under
Section 422 of the Internal Revenue Code to employees of the Company, as well as the grant of non-qualifying options, or NSOs, to officers, directors or key employees of the Company or other individuals whose participation in the 1997 ITC/\DeltaCom, Inc. Stock Option Plan is determined to be in the best interest of the Company by the Compensation Committee.

  The ITC/\DeltaCom, Inc. 1997 Stock Option Plan is administered by the Compensation Committee. The Compensation Committee selects the optionees and determines the number of shares of common stock covered by each option and the terms of the option agreement to be executed by the Company and the optionee.

  The option exercise price for ISOs granted under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan may not be less than 100% of the fair market value of the common stock on the date of grant, or 110% in the case of an ISO granted to an optionee beneficially owning more than 10% of the outstanding common stock. The option exercise price for NSOs granted under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan may not be less than the par value of the common stock on the date of grant of the option. The maximum option term is ten years, or five years in the case of an ISO granted to an optionee beneficially owning more than 10% of the outstanding common stock. Options may be exercised at any time after grant, except as otherwise determined by the Compensation Committee and provided in the particular option agreement. Options covering no more than 1,605,000 shares of common stock may be granted to an optionee during the term of the ITC/\DeltaCom, Inc. 1997 Stock Option Plan. There is also a $100,000 limit on the value of common stock (determined at the time of grant) covered by ISOs that first become exercisable by an optionee in any calendar year. No option may be granted more than ten years after the effective date of the ITC/\DeltaCom, Inc. 1997 Stock Option Plan. ISOs are non-transferable. Subject to the terms of the optionee's stock option agreement, non-NSOs may be transferable in certain circumstances for the benefit of the optionee's immediate family members.

  Options granted under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan generally become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant.

  Payment for shares purchased under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of common stock of the Company with a fair market value equal to the total option exercise price plus cash for any difference. If permitted by the particular option agreement, options may be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

  If an employee's employment with the Company terminates by reason of death or permanent and total disability, the employee's options, to the extent exercisable, may be exercised within three months after such death or disability unless a later date is otherwise provided in the particular option agreement, but not later than the date the option would otherwise expire. If the employee's employment terminates for any reason other than death or disability, options held by such optionee terminate on the date of such termination unless a later date is otherwise provided in the particular option agreement, but not later than the date the option would otherwise expire.

  The board of directors at any time may terminate or suspend the ITC/\DeltaCom, Inc. 1997 Stock Option Plan. Unless previously terminated, the ITC/\DeltaCom, Inc. 1997 Stock Option Plan will terminate automatically on March 24, 2007, the tenth anniversary of the date of adoption of the ITC/\DeltaCom, Inc. 1997 Stock Option Plan by the board of directors.

Federal Income Tax Consequences

  The grant of an option is not a taxable event for the optionee or the Company.

  Incentive Stock Options. An optionee will not recognize taxable income upon exercise of an ISO, except that the alternative minimum tax may apply, and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise referred to as the "holding period requirement". The Company will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

  For the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the option is granted through a date within 30 days before the date of exercise of the option. In the case of an optionee who is disabled, the 30 day period is extended to one year. In the case of an employee who dies, the 30 day period and the holding period requirement for shares of common stock received pursuant to the exercise of the option are waived. Options granted to non-employee directors cannot qualify as ISOs.

  If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of common stock received pursuant to the exercise of an ISO in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be long-term or short-term capital gain, depending upon whether or not the shares of common stock were sold more than one year after the option was exercised. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Internal Revenue Code as summarized below.

  If an optionee exercises an ISO by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an ISO and had not satisfied the holding period requirement summarized above. If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise, other than alternative minimum taxable income as noted above, and the tax basis of the shares of common stock exchanged would be treated as the substituted basis for the shares of common stock received. If the optionee used shares received pursuant to the exercise of an ISO or another statutory option as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

  Non-Qualified Options. Upon exercising a NSO, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise except that, if the optionee is subject to certain restrictions imposed by securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions. Upon a subsequent sale or exchange of shares of common stock acquired pursuant to the exercise of a NSO, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock, which generally is the amount paid for the shares of common stock plus the amount treated as ordinary income at the time the option was exercised.

  If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Internal Revenue Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the Company is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1,000,000 for the taxable year. The options are intended to comply with the exception to Section 162(m) of the Internal Revenue Code for "performance-based" compensation.

  If the optionee surrenders shares of common stock in payment of part or all of the exercise price for NSOs, no gain or loss will be recognized with respect to the shares of common stock surrendered, regardless of whether the shares were acquired pursuant to the exercise of an ISO, and the optionee will be treated as receiving an equivalent number of shares of common stock pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares of common stock surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares of common stock received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares of common stock will be equal to the amount included in the optionee's income.

Approval of Proposal

  Approval of the ITC/\DeltaCom, Inc. 1997 Stock Option Plan amendment proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting.

  The board of directors recommends that the stockholders of ITC/\DeltaCom vote "FOR" the ITC/\DeltaCom, Inc. 1997 Stock Option Plan amendment proposal.

                            INDEPENDENT ACCOUNTANTS

  Arthur Andersen LLP has acted as ITC/\DeltaCom's independent accountants for the Company's 1999 fiscal year and has been selected to act as the Company's independent accountants for the Company's 2000 fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ITC/\DeltaCom. Such reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 1999 or written representations that no other reports were required, the Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 1999.


              STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2001

  Any proposal or proposals by a stockholder intended to be included in the Company's proxy statement and form of proxy relating to the 2001 annual meeting of stockholders must be received by the Company no later than December 9, 2000, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2001 annual meeting of stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. For any proposal that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2001 annual meeting of stockholders, such proposal shall be considered untimely, and management will be entitled to vote proxies in its discretion with respect to such proposal, if the Company does not receive notice of the proposal prior to the close of business on February 22, 2001.

                                 OTHER MATTERS

  The board of directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.


                                By Order of the Board of Directors

                                      [facsimile signature]

                                Campbell B. Lanier, III
                                Chairman of the Board of Directors

Dated:  April ___, 2000

                                                                Appendix A
                                                                ----------

                              ITC/\DELTACOM, INC.
                            1997 STOCK OPTION PLAN
                            (Amended and Restated)

                               TABLE OF CONTENTS

                                                            Page
                                                            ----

1.  PURPOSE................................................  2
2.  DEFINITIONS............................................  2
3.  ADMINISTRATION.........................................  4
      3.1. Committee.......................................  4
      3.2. No Liability....................................  5
4.  STOCK..................................................  5
5.  ELIGIBILITY............................................  5
6.  EFFECTIVE DATE AND TERM................................  5
      6.1. Effective Date..................................  5
      6.2. Term............................................  6
7.  GRANT OF OPTIONS.......................................  6
8.  LIMITATION ON INCENTIVE STOCK OPTIONS..................  6
9.  OPTION AGREEMENTS......................................  6
10. OPTION PRICE...........................................  6
11. TERM AND EXERCISE OF OPTIONS...........................  7
     11.1. Term............................................  7
     11.2. Exercise by Optionee............................  7
     11.3. Option Period and Limitations on Exercise.......  7
     11.4. Method of Exercise..............................  8
     11.5. Parachute Limitations...........................  9
12. TRANSFERABILITY OF OPTIONS............................. 10
13. TERMINATION OF SERVICE RELATIONSHIP.................... 10
14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY............. 11
     14.1. Death........................................... 11
     14.2. Disability...................................... 12
15. USE OF PROCEEDS........................................ 12
16. SECURITIES LAWS........................................ 12
17. EXCHANGE ACT: RULE 16B-3............................... 13
     17.1. General......................................... 13
     17.2. Compensation Committee.......................... 13
     17.3. Restriction on Transfer of Stock................ 13
18. AMENDMENT AND TERMINATION.............................. 14
19. EFFECT OF CHANGES IN CAPITALIZATION.................... 14
     19.1. Changes in Stock................................ 14
20. REORGANIZATION WITH CORPORATION SURVIVING.............. 14
     20.1. Other Reorganizations; Sale of Assets or Stock.. 15
     20.2. Adjustments..................................... 15
     20.3. No Limitations on Corporation................... 15
21. WITHHOLDING............................................ 16
22. DISCLAIMER OF RIGHTS................................... 16
23. NONEXCLUSIVITY......................................... 16
24. GOVERNING LAW.......................................... 16

                              ITC/\DELTACOM, INC.
                             1997 STOCK OPTION PLAN
                             (Amended and Restated)

          ITC/\DELTACOM, INC., a Delaware corporation (the "Corporation"), sets forth herein the terms of the 1997 Stock Option Plan (the "Plan") as follows:

1.  PURPOSE

          The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 5 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to continue to service the Corporation.

2.  DEFINITIONS

          For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

          2.1 "Affiliate" means any company or other trade or business that is controlled by or under common control with the Corporation, (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of the Corporation within the meaning of Rule 405 of Regulation C under the 1933 Act.

          2.2  "Board" means the Board of Directors of the Corporation.

          2.3  "Cause" means, unless otherwise defined in an Option Agreement,
(i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between Optionee and the Corporation or any of its Subsidiaries or Affiliates.

          2.4 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

          2.5 "Committee" means the Compensation Committee of the Board which must consist of no fewer than two members of the Board and shall be appointed by the Board.

          2.6  "Corporation" means ITC/\DELTACOM, Inc.

          2.7 "Effective Date" means the date of adoption of the Plan by the Board.

          2.8 "Employer" means ITC/\DELTACOM, Inc. or the Subsidiary, Affiliate or majority stockholder of the Corporation which employs the designated recipient of an Option.

          2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

          2.10 "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date (or on the Grant Date, if so specified by the Committee or the Board) or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Stock are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

          2.11 "Grant Date" means the later of (i) the date as of which the Committee approves the grant and (ii) the date as of which the Optionee and the Corporation, Subsidiary, Affiliate or majority stockholder of the Corporation enter the relationship resulting in the Optionee being eligible for grants.

          2.12 "Immediate Family Members" means the spouse, children and grandchildren of the Optionee.

          2.13 "Incentive Stock Option" means an "incentive stock option" within the meaning of section 422 of the Code.

          2.14 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

          2.15 "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

          2.16  "Optionee" means a person who holds an Option under the Plan.

          2.17 "Option Period" means the period during which Options may be exercised as defined in Section 11.

          2.18 "Option Price" means the purchase price for each share of Stock subject to an Option.

          2.19  "Plan" means the ITC/\DELTACOM, Inc. 1997 Stock Option Plan.

          2.20 "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

          2.21 "Service Relationship" means the provision of bona fide services to the Corporation, a Subsidiary, an Affiliate or the majority stockholder as an employee, director, advisor or consultant.

          2.22 "Stock" mean the shares of Common Stock, par value $.01 per share, of the Corporation.

          2.23 "Subsidiary" means any "subsidiary corporation" of the Corporation within the meaning of Section 425(f) of the Code.

3.  ADMINISTRATION

        3.1.  Committee

          The Plan shall be administered by the Committee appointed by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

        3.2.  No Liability

          No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

4.  STOCK
          The stock that may be issued pursuant to Options granted under the Plan shall be Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 9,815,000 shares of Stock, which number of shares is subject to adjustment as provided in
Section 19 hereof. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

5.  ELIGIBILITY

          Options may be granted under the Plan to (i) any officer or key employee of the Corporation, any Subsidiary, any Affiliate or the majority stockholder of the Corporation (including any such officer or key employee who is also a director of the Corporation, any Subsidiary, any Affiliate or the majority stockholder of the Corporation) or (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Corporation by the Committee. An individual may hold more than one Option, subject to such restrictions as are provided herein.

6.  EFFECTIVE DATE AND TERM

        6.1.  Effective Date

          The Plan shall become effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation; provided, however,
                                                             --------  -------
that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Options granted hereunder shall be null, void and of no effect.

        6.2.  Term

          The Plan shall terminate on the date 10 years after the effective date.

7.  GRANT OF OPTIONS

          Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. Without limiting the foregoing, the Committee may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted.
The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person is 1,605,000 shares.

8.  LIMITATION ON INCENTIVE STOCK OPTIONS

          An Option shall constitute an Incentive Stock Option only to the extent that (i) it is designated an Incentive Stock Option and (ii) the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

9.  OPTION AGREEMENTS

          All Options granted pursuant to the Plan shall be evidenced by written agreements to be executed by the Corporation and the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall
                    --------  -------
comply with all terms of the Plan.

10.  OPTION PRICE

          The purchase price of each share of Stock subject to an Option shall be fixed by the Committee and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee); provided,
                                                                  --------
however, that in the event the Optionee would otherwise be ineligible to receive
-------
an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted. In the case of an Option not intended to constitute an Incentive Stock Option, the Option Price shall be not less than the par value of a share of the Stock covered by the Option on the date the Option is granted.

11.  TERM AND EXERCISE OF OPTIONS

        11.1.  Term

          Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option;

provided, however, that in the event the Optionee would otherwise be ineligible
--------  -------
to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

        11.2.  Exercise by Optionee

          Only the Optionee receiving an Option or a transferee of an Option pursuant to Section 12 (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

        11.3.  Option Period and Limitations on Exercise

          Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in Section 6.1 hereof.

        11.4.  Method of Exercise

          An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock which, if acquired from the Company, have been owned by the Optionee no less than six
(6) months and which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; (c) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of an Option equal in value to the Option Price or portion thereof to be satisfied pursuant to this clause (c) or (d) by a combination of the methods described in Sections 11.4(a), 11.4(b) and 11.4(c) hereof; provided, however,
                                                           --------  -------
that the Committee may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in
Section 19 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

        11.5.  Parachute Limitations

          Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Corporation or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation (or any such Subsidiary) for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment,
                     ---
the aggregate after-tax amounts received by the Optionee from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Optionee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.

12.  TRANSFERABILITY OF OPTIONS

          12.1.  Transferability of Options

          Except as provided in Section 12.2, during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise an Option. Except as provided in Section 12.2, no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

          12.2.  Family Transfers

          Subject to the terms of the applicable Option Agreement, an Optionee may transfer all or part of an Option which is not an Incentive Stock Option to
(i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with this Section
12.2 or by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of
Section 12.2 hereof the term "Optionee" shall be deemed to refer the transferee. The events of termination of the Service Relationship of Sections 13 and 14 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.3.

13.  TERMINATION OF SERVICE RELATIONSHIP

          Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee or for Cause, any Option granted to an Optionee pursuant to the Plan shall continue to be exercisable only to the extent that it was exercisable immediately before such termination; provided, however, such
                                                     --------  -------
Option shall terminate thirty (30) days after the date of such termination of Service Relationship, unless earlier terminated pursuant to Section 11.1 hereof, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided further, that the Committee may provide,
                             -------- -------
by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, any Option granted to an Optionee pursuant to the Plan shall terminate and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided however, that the Committee may
                                   -------- -------
provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of Service Relationship for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, including without limitation this Section 13 and Section 14, unless otherwise provided in an Option Agreement, a termination of Service Relationship with the Corporation, a Subsidiary or an Affiliate shall not be deemed to occur if the Optionee immediately thereafter has a Service Relationship with the Corporation, any other Subsidiary or any other Affiliate.

14.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

        14.1.  Death

          If an Optionee dies while in a Service Relationship with the Corporation, a Subsidiary or an Affiliate or within the period following the termination of such Service Relationship during which the Option is exercisable under Section 13 or 14.2 hereof, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of appropriate
--------  -------
language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 11.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to
Section 11.1 hereof, either subject to
or without regard to any installment limitation on exercise imposed pursuant to
Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

        14.2.  Disability

          If an Optionee terminates a Service Relationship with the Corporation, a Subsidiary or an Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of Service Relationship, whether or not such Option was exercisable immediately prior to such termination of Service Relationship; provided, however, that the Committee may provide, by
                         --------  -------
inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of the termination of the Service Relationship of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of a Service Relationship is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

15.  USE OF PROCEEDS

          The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

16.  SECURITIES LAWS

          The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.  EXCHANGE ACT: RULE 16b-3

        17.1.  General

          The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") (and any successor thereto) under the Exchange Act. Any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 17.2 hereof), be inoperative and void.

        17.2.  Compensation Committee

          The Committee appointed in accordance with Section 3.1 hereof shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3.

        17.3.  Restriction on Transfer of Stock

          No director, officer or other "insider" of the Corporation subject to
Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

18.  AMENDMENT AND TERMINATION

          The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted. The Corporation also may retain the right in an Option Agreement to cause a forfeiture of the shares or gain realized by an Optionee on account of the Optionee taking actions in "competition with the Corporation," as defined in the applicable Option Agreement. Furthermore, the Corporation may, in the Option Agreement, retain the right to annul the grant of an Option if the holder of such grant had a Service Relationship with the Corporation, a Subsidiary, or an Affiliate and is terminated "for cause," as defined in the applicable Option Agreement. Except as permitted under Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair rights or obligations under any Option theretofore granted under the Plan.

19.  EFFECT OF CHANGES IN CAPITALIZATION

        19.1.  Changes in Stock

          If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

        19.2.  Reorganization With Corporation Surviving

          Subject to Section 19.3 hereof, if the Corporation shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

        19.3.  Other Reorganizations; Sale of Assets or Stock

          Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of substantially all of the assets of the Corporation to another person or entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

        19.4.     Adjustments

          Adjustments under this Section 19 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

        19.5.  No Limitations on Corporation

          The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20.  WITHHOLDING

          The Corporation or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that an Optionee realizes ordinary income in connection with the exercise of an Option. The Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to an Optionee, and upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalents.

21.  DISCLAIMER OF RIGHTS

          No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation, any Subsidiary or any Affiliate, or to interfere in any way with the right and authority of the Corporation, any Subsidiary or any Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation, any Subsidiary or any Affiliate. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

22.  NONEXCLUSIVITY

          Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

23.  GOVERNING LAW

          This Plan and all Options to be granted hereunder shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

                              ITC/\DELTACOM, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 11, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ITC/\DeltaCom, Inc. (the "Company") hereby appoints Douglas A. Shumate and J. Thomas Mullis, or either of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2000 annual meeting of stockholders (the "Annual Meeting") to be held on Thursday, May 11, 2000, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia, and at any adjournment thereof, upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournments thereof.

Proposal 1:   TO ELECT FOUR DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS, EACH
----------
FOR A THREE-YEAR TERM AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.



FOR all nominees listed                  WITHHOLD AUTHORITY
(except as marked to the                 to vote for all nominees listed
contrary below)

   [_]                                     [_]


Nominees:        Campbell B. Lanier, III
                 Andrew M. Walker
                 William B. Timmerman
                 James H. Black, Jr.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

------------------------------------------------------------------------------


Proposal 2: TO APPROVE AN AMENDMENT TO ARTICLE 4.1 OF THE COMPANY'S RESTATED
----------
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S CAPITAL STOCK.

FOR:     [_]         AGAINST:         [_]           ABSTAIN:      [_]


Proposal 3:   TO APPROVE AN AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN
----------
TO INCREASE THE NUMBER OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED THEREUNDER.

FOR:     [_]         AGAINST:         [_]           ABSTAIN:      [_]



This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual

Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies heretofore given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.



                                 Dated:
                                       --------------------------------------


                                 --------------------------------------------

                                 --------------------------------------------
                                 Signature of Stockholder or
                                 Authorized Representative

                                (Please date and sign here exactly as name
                                 appears hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.